                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  Form 8-K/A-2


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  October 1, 1996
                                                          ---------------


                                   IBAH, Inc.
-------------------------------------------------------------------------------
                (Exact name of registrant specified in Charter)


         Delaware                      0-19892                 52-1670189
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (IRS Employee
     of incorporation)               File Number)          Identification No.)


           Four Valley Square
           512 Township Line Road
           Blue Bell, Pennsylvania                                19422
-------------------------------------------------------------------------------
 (Address of principal executive offices)                      (Zip Code)



          Registrant's telephone, including area code:  (215) 283-0770


-------------------------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 7.  Financial Statements and Exhibits


                          IBAH, INC. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS



  (a)    Financial Statements of businesses acquired

                HGB, Inc. ...............................................  F-2



  (b)    Pro forma financial information

                Pro Forma Combined Financial Statements  ................  F-12



  (c)    Exhibits

                None

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------



To H.G.B., Inc.:


We have audited the accompanying balance sheets of H.G.B., Inc. (a New Jersey corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H.G.B., Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                         ARTHUR ANDERSEN LLP

Roseland, New Jersey
October 1, 1996

                                 H.G.B., INC.
                                 ------------


                                BALANCE SHEETS
                                ---------------





                                                                    December 31,
                                                             ------------------------        September 30,
ASSETS                                                           1994         1995               1996
------                                                       -----------   ----------        ------------
                                                                                              (unaudited)
CURRENT ASSETS:
 Cash and cash equivalents (Note 2)                             $467,978   $1,925,392          $2,032,589
 Short-term investments (Note 2)                                  54,923       63,355              64,232
 Accounts receivable (Notes 2 and 3)                           2,186,830    2,369,001           4,010,206
 Prepaid expenses                                                120,032       20,752              10,667
                                                             -----------   ----------        ------------

              Total current assets                             2,829,763    4,378,500           6,117,694

PROPERTY AND EQUIPMENT, net (Notes 2 and 4)                      160,859      158,105             283,714

RELATED PARTY MORTGAGES RECEIVABLE (Note 9)                      915,591      633,371             151,662

OTHER ASSETS                                                     172,952       34,084              56,870
                                                             -----------   ----------        ------------

                                                              $4,079,165   $5,204,060          $6,609,940
                                                             ===========   ==========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                               $746,478     $736,159            $932,805
 Accrued compensation and related costs                          109,102      141,534             128,630
 Other accrued expenses                                           54,972       75,683             115,117
 Contract deposits (Note 2)                                    1,568,160    2,554,405           3,532,771
 Contract advances (Note 2)                                       46,135      779,241             590,777
 Taxes payable                                                    66,560            -                   -
 Current portion of stockholder buyout payable (Note 5)          128,091      142,403             142,403
                                                             -----------   ----------        ------------
              Total current liabilities                        2,719,498    4,429,425           5,442,503
                                                             -----------   ----------        ------------

LONG-TERM STOCKHOLDER BUYOUT PAYABLE (Note 5)                    414,892      273,060             167,428
                                                             -----------   ----------        ------------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)

STOCKHOLDERS' EQUITY:
 Common stock, no par value, 40,000 shares authorized,            10,000       10,000              10,000
    34,060 shares issued and outstanding
 Retained earnings                                               936,775      493,575             992,009
    Less - Treasury stock of 2,000 shares, at cost                (2,000)      (2,000)             (2,000)
                                                             -----------   ----------        ------------

              Total stockholders' equity                         944,775      501,575           1,000,009
                                                             -----------   ----------        ------------
                                                              $4,079,165   $5,204,060          $6,609,940
                                                             ===========   ==========        ============

        The accompanying notes are an integral part of these statements.

                                 H.G.B., INC.
                                 ------------


                           STATEMENTS OF OPERATIONS
                           ------------------------





                                                                                    For the Nine Months Ended
                                              For the Years Ended December 31,            September 30,
                                        ------------------------------------------  --------------------------
                                              1993          1994          1995          1995          1996
                                        --------------  ------------  ------------  ------------  ------------
                                                                                            (Unaudited)
REVENUES                                  $13,597,054   $13,591,649   $16,015,851   $10,555,329   $15,806,325
   Less- Billable expenses                  2,068,189     2,297,368     4,263,409     1,844,289     5,229,636
                                        --------------  ------------  ------------  ------------  ------------
          Net revenues                     11,528,865    11,294,281    11,752,442     8,711,040    10,576,689
                                        --------------  ------------  ------------  ------------  ------------

OPERATING EXPENSES:
   Direct                                   6,261,481     6,243,947     6,271,819     4,660,477     5,365,259
   Selling, general and
     administrative (Note 5)                6,316,848     3,111,904     4,326,230     3,090,016     3,296,701
                                        --------------  ------------  ------------  ------------  ------------
          Total operating expenses         12,578,329     9,355,851    10,598,049     7,750,493     8,661,960
                                        --------------  ------------  ------------  ------------  ------------
          Operating income (loss)          (1,049,464)    1,938,430     1,154,393       960,547     1,914,729

OTHER INCOME (EXPENSES):
   Interest expense                           (10,825)      (57,529)      (52,507)      (40,745)      (28,615)
   Gain on sales of investments                 8,449             -             -             -             -
   Loss on sale of property and equipment           -        (9,801)            -             -             -
   Interest and dividend income                90,123        70,440       109,460        78,696        70,177
                                        --------------  ------------  ------------  ------------  ------------
          Income (loss) before income taxes  (961,717)    1,941,540     1,211,346       998,498     1,956,291


PROVISION FOR STATE INCOME TAXES (Note 2)     (13,459)      (31,998)      (52,246)      (43,763)      (67,457)
                                        --------------  ------------  ------------  ------------  ------------
          Net income (loss)                 ($975,176)  $ 1,909,542   $ 1,159,100   $   954,735   $ 1,888,834
                                        ==============  ============  ============  ============  ============
S CORPORATION TERMINATION PRO FORMA
 DATA:
   Income (loss) before income taxes, as
     reported                               ($961,717)  $ 1,941,540   $ 1,211,346   $   998,498   $ 1,956,291
   Income tax benefit (provision)             460,000      (760,000)     (472,000)     (389,000)     (762,000)
                                        --------------  ------------  ------------  ------------  ------------
          Pro forma net income (loss)       ($501,717)  $ 1,181,540   $   739,346   $   609,498   $ 1,194,291
                                        ==============  ============  ============  ============  ============




        The accompanying notes are an integral part of these statements.

                                  H.G.B., INC.
                                  ------------


                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       ----------------------------------






                                            Common Stock        Retained     Treasury Stock           Total
                                        - - - - - - - - - -                - - - - - - - - - -      Stockholders'
                                          Shares    Amount      Earnings    Shares    Amount           Equity
                                        ---------  --------   -----------  --------  ---------    -----------------
BALANCE, January 1, 1993                  10,000   $10,000    $1,518,593         -   $      -         $1,528,593

  Net loss                                     -         -      (975,176)        -          -           (975,176)
  Stockholders' distribution                   -         -       (48,307)        -          -            (48,307)
  Purchase of treasury stock              (2,000)        -             -    (2,000)    (2,000)            (2,000)
                                        ---------  --------   -----------  --------  ---------    -----------------

BALANCE, December 31, 1993                 8,000    10,000       495,110    (2,000)    (2,000)           503,110

  Net income                                   -         -     1,909,542         -          -          1,909,542
  Stockholders' distribution                   -         -    (1,467,877)        -          -         (1,467,877)
  Retirement of common stock              (8,000)  (10,000)            -         -          -            (10,000)
  Issuance of common stock                34,060    10,000             -         -          -             10,000
                                        ---------  --------   -----------  --------  ---------    -----------------

BALANCE, December 31, 1994                34,060    10,000       936,775    (2,000)    (2,000)           944,775

  Net income                                   -         -     1,159,100         -          -          1,159,100
  Stockholder's distribution                   -         -    (1,602,300)        -          -         (1,602,300)
                                        ---------  --------   -----------  --------  ---------    -----------------

BALANCE, December 31, 1995                34,060    10,000       493,575    (2,000)    (2,000)           501,575

  Net income (unaudited)                       -         -     1,888,834         -          -          1,888,834
  Stockholder's distribution (unaudited)       -         -    (1,390,400)        -          -         (1,390,400)
                                        ---------  --------   -----------  --------  ---------    -----------------

BALANCE, September 30, 1996
  (unaudited)                             34,060   $10,000      $992,009    (2,000)   ($2,000)        $1,000,009
                                        =========  ========   ===========  ========  =========    =================



        The accompanying notes are an integral part of these statements.

                                  H.G.B., INC.
                                  ------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                                   For the Nine Months Ended
                                                       For the Years Ended December 31,                  September 30,
                                                    --------------------------------------         -------------------------
                                                       1993          1994          1995               1995           1996
                                                    ----------    ----------    ----------         ----------     ----------
                                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                   ($975,176)   $1,909,542    $1,159,100            $954,735     $1,888,834
 Adjustments to reconcile net income to
  net cash provided by (used in) operating
  activities-
   Depreciation and amortization                        45,419        48,181        78,548              32,590         59,650
   Changes in assets and liabilities-
    Increase in accounts receivable                    (58,951)     (220,202)     (182,171)           (510,056)    (1,641,205)
    (Increase) decrease in prepaid expenses            (26,028)      (42,957)       99,280              34,895         10,085
    (Increase) decrease in other assets                  4,732      (144,866)      138,868             138,868        (22,786)
    Increase (decrease) in accounts payable            189,192        80,282       (10,319)            156,429        196,646
    Increase (decrease)  in accrued
     compensation and related costs                     66,740       (93,557)       32,432             409,774        (12,904)
    Increase in other accrued expenses                  50,757         4,215        20,711             496,031         39,434
    Increase in contract deposits                      119,562       410,185       986,245             428,891        978,366
    Increase (decrease) in contract advances           164,835      (118,700)      733,106             535,300       (188,464)
    Increase (decrease) in taxes payable                55,624       (35,736)      (66,560)                  -              -
                                                    ----------    ----------    ----------         -----------    -----------
      Net cash provided by (used in)
        operating activities                          (363,294)    1,796,387     2,989,240           2,677,457      1,307,656
                                                    ----------    ----------    ----------         -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Redemptions (purchases) of short-term investments      (6,294)        3,349        (8,432)             (5,077)          (877)
 Purchases of property and equipment                   (55,546)      (98,228)      (75,794)            (49,816)      (185,259)
 Receipts (disbursements) of mortgages receivable       17,871      (480,749)      282,220             274,628        481,709
                                                    ----------    ----------    ----------         -----------    -----------
      Net cash provided by (used in)
       investing activities                            (43,969)     (575,628)      197,994             219,735        295,573
                                                    ----------    ----------    ----------         -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in long-term
  stockholder's buyout payable                         699,904      (156,921)     (127,520)            (94,311)      (105,632)
 Distributions to stockholders                         (48,307)   (1,467,877)   (1,602,300)         (1,170,000)    (1,390,400)
                                                    ----------    ----------    ----------         -----------    -----------
      Net cash provided by (used in)
       financing activities                            651,597    (1,624,798)   (1,729,820)         (1,264,311)    (1,496,032)
                                                    ----------    ----------    ----------         -----------    -----------
      Net increase (decrease) in cash
       and cash equivalents                            244,334      (404,039)    1,457,414           1,632,881        107,197

CASH AND CASH EQUIVALENTS, beginning of
 period                                                627,683       872,017       467,978             467,978      1,925,392
                                                    ----------    ----------    ----------         -----------    -----------
CASH AND CASH EQUIVALENTS, end of period              $872,017      $467,978    $1,925,392          $2,100,859     $2,032,589
                                                    ==========    ==========    ==========         ===========    ===========

        The accompanying notes are an integral part of these statements.

                                  H.G.B., INC.
                                  ------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

               (All September 30, 1996 disclosures are unaudited)


(1)  BACKGROUND:
     -----------

      H.G.B., Inc., doing business as The Hardardt Group ("H.G.B." or the "Company"), headquartered in Parsippany, New Jersey, was founded in December 1989 to provide a broad range of clinical development services to the pharmaceutical, biotechnology and medical device industries. The Company is a uniquely structured Contract Research Organization that provides its services through a proprietary network of consultants and various specialty firms.

(2)  SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES:
     --------------------

      Use of Estimates-
      -----------------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents-
      --------------------------

       The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. Cash and cash equivalents consists of money market and demand deposit accounts.

      Short-Term Investments-
      -----------------------

       Investments, in a tax-exempt municipal bond fund, are held at market value, and at December 31, 1993, 1994 and 1995 were classified as short-term.

       The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS
       115) effective January 1, 1994. This statement requires the Company to classify its investment securities as: (1) held to maturity, (2) available for sale or (3) held for trading purposes. The adoption of this statement was not material to the financial statements taken as a whole. At December 31, 1994 and 1995, the Company's short-term investments are classified as available for sale, therefore any unrealized holding gains or losses would be presented in a separate component of stockholders' equity. At December 31, 1993, 1994 and 1995, and at September 30, 1996, there were no significant unrealized holding gains or losses.

      Accounts and Unbilled Receivables-
      ----------------------------------

       The Company considers accounts and unbilled receivables as reported to be collectible and realizable. As of December 31, 1993, the Company recorded a $78,910 allowance for doubtful accounts to provide for a customer that declared bankruptcy. As of December 31, 1994 and 1995, and September 30, 1996, no allowance for doubtful accounts was recorded. The Company continually reviews the realizability of its receivables and charges current period earnings for the amount deemed unrealizable.

      Property and Equipment-
      -----------------------

       Property and equipment are carried at cost. Improvements and betterments are capitalized, and maintenance and repairs are charged to expense as incurred. The Company provides deprecation and amortization using principally the straight-line method for financial reporting purposes using the following estimated lives-

          Office equipment          3 years
          Furniture and fixtures    5 years
          Leasehold improvements    6 years

      Contract Deposits and Advances-
      -------------------------------

       The Company collects contract deposits and advances upon the initiation of a project for its client. Contract deposits are client funds which are held for the duration of the project. Upon completion of the project, these funds are returned to the client. Contract advances are funds which are earned by the Company on a pro rata basis as the project progresses based on terms in the project contracts.

      Revenue Recognition-
      --------------------

       Substantially all revenues are earned by performing services under contracts from various pharmaceutical, biotechnology and medical device companies. Time and expenses incurred by consultants carrying out the specific aspects of the contract are billed monthly to the clients and revenues are recognized as the time is incurred.

       Included in gross revenue and billable expenses are $1,775,000 of amounts received from customers for the year ended December 31, 1995 to provide for investigator grants associated with obtaining patients to participate in various research projects. As of December 31, 1995, there were undisbursed investigator grants amounting to approximately $595,000, which are classified as cash and a contract deposit liability in the accompanying financial statements.

       In 1993, two individual customers accounted for 32.4% and 12.4% of the Company's net revenues, respectively. In 1994, three individual customers accounted for 20.4%, 14.6% and 10.6% of the Company's net revenues, respectively. In 1995, four individual customers accounted for 20.9%, 17.5%, 12.1% and 11.2% of the Company's net revenues, respectively.

      Expense Recognition-
      --------------------

       A portion of expenses are incurred under contracts with physicians and other consultants. These consultants monitor and report on the progress of clinical trials and verify data gathered from these trials. Expenses are recognized when incurred. Direct operating costs in the accompanying statements of operations are principally the contracted physicians' and other consultants' costs.

      Income Taxes-
      -------------

       Through December 31, 1995, the Company was an S Corporation for Federal and state income tax purposes; thus, all Federal and a portion of the state income was taxable to the shareholders. The state income tax provision represents the differences between the rate for individuals and the statutory corporate rate. The Company reports certain income and expense items for income tax purposes on a basis different from that reflected in the accompanying financial statements. The principal difference during 1995 is related to the Company's use of the cash method of accounting for tax purposes. At December 31, 1995, the financial reporting basis of the Company's net assets exceeds the tax basis of the net assets by approximately $350,000. Upon termination of the Company's S Corporation status, as occurred effective October 1, 1996, upon culmination of the acquisition described in Note 10, a net deferred tax liability applicable to these differences would be reflected in the accompanying financial statements.

       The pro forma net income presentation in the accompanying statements of operations reflect the statutory Federal and state income tax rates adjusted for tax exempt interest income and other items of income (expense) for financial reporting purposes not includable (deductible) for income tax purposes.


(3)  ACCOUNTS RECEIVABLE:
     -----------------------
                                                      December 31
                                          --------------------------------
                                             1994                 1995
                                          ----------            ----------
   Trade-
       Billed                               $830,335            $1,121,801
       Unbilled                            1,356,495             1,247,200
                                          ----------            ----------

                                          $2,186,830            $2,369,001
                                          ==========            ==========
(4)  PROPERTY AND EQUIPMENT:
     -----------------------
                                                      December 31
                                          --------------------------------
                                             1994                 1995
                                          ----------            ----------

   Office equipment                         $200,447              $275,861
   Furniture and fixtures                    114,622               115,002
   Leasehold improvements                      7,411                 7,411
                                          ----------            ----------
                                             322,480               398,274
   Less- Accumulated depreciation and
    amortization                            (161,621)             (240,169)
                                          ----------            ----------
                                            $160,859              $158,105
                                          ==========            ==========

(5)  STOCKHOLDER BUYOUT:
     -------------------

      On August 20, 1993, the Company entered into an agreement with a stockholder to purchase all his outstanding shares of the Company's common stock and terminate the stockholder's employment with the Company. In consideration of this agreement, the Company paid to the stockholder $2,000 related to the purchase of his common stock held in the Company, $79,288 related to the termination of his employment upon the closing date of the agreement, and the Company agreed to pay, in sixty consecutive monthly installments of principal and interest, based on the prime rate plus two basis points (10.75% at December 31, 1995) an additional $749,150 in full satisfaction of the termination of employment. The costs of the stockholders' buyout of $828,428 were considered compensation expense and are included in selling, general and administrative expense in the accompanying December 31, 1993 statement of operations.

      The aggregate maturity of the stockholder buyout is as follows-

       1996                                                          $142,403
       1997                                                           158,061
       1998                                                           114,999

(6)  LEASES:
     -------

      The Company entered into several lease agreements in 1992 and 1994 for its corporate office space, additional storage space, equipment and a condominium. Certain equipment is leased from THG Partners. The Company's two major shareholders are partners in THG Partners (see Note 9). Rent expense for all operating leases was $89,969, $229,119 and $313,347 for the three year period ended December 31, 1993, 1994 and 1995, respectively. The future minimum lease payments as of December 31, 1995 under the noncancellable operating leases for office space and equipment are as follows-

       1996                                                          $305,431
       1997                                                           302,519
       1998                                                           260,466
       1999                                                           215,553
       2000                                                            35,684

(7)  LINE OF CREDIT:
     ---------------

      In 1994, the Company entered into a $500,000 line of credit with a lending institution. As of December 31, 1994 and 1995, and September 30, 1996, there were no balances outstanding under this line of credit.

(8)  EMPLOYEE RETIREMENT PLAN:
     ------------------------

      In January 1991, the Company established a 401(k) Savings Plan for all qualified U. S. employees. The employer contributions credited to the plan were charged to expenses and were $124,641, $73,845 and $100,000 for the three year period ended December 31, 1993, 1994 and 1995, respectively.

(9)  RELATED PARTY TRANSACTIONS:
     ---------------------------

      As of December 31, 1995, the Company had three mortgage receivables of $633,371 due from two stockholders which bore interest at 8.00%, 5.50% and 5.78%, respectively. These mortgages are secured by a condominium leased by the Company and personal residences, respectively. Payments are due in monthly installments of $764, $4,085 and $773, including principal and interest. Interest income on these mortgages for the three year period ended December 31, 1993, 1994 and 1995 was $31,345, $30,278 and $43,610,
      respectively. In 1996, one stockholder paid approximately $468,000 to satisfy one mortgage.

      As of December 31, 1994 and 1995, the Company had employee loans receivable of $145,000 and $24,132, respectively, which are included in other assets in the accompanying balance sheets. During 1996, all but $6,000 of the loans were repaid.

      During the three year period ended December 31, 1993, 1994 and 1995 the Company provided $3,027,797, $205,169 and $599,230, respectively, for bonuses to its stockholders who are also the key executives of the Company.

      During 1994, the Company entered into several lease agreements with THG Partners for use of equipment which extend through October 1998 (see Note
      6). Rent expense for these operating leases was $46,186 and $79,957 for the two year period ended December 31, 1994 and 1995. During 1992, the Company entered into a lease agreement with a major shareholder for use of a condominium.

(10) SUBSEQUENT EVENT:
     -----------------

      Effective September 30, 1996, the Company consummated its Agreement and Plan of Merger (the "Agreement") with IBAH, Inc. and IBAH Acquisition Company whereby the Company was merged with and into IBAH Acquisition Company. Under the Agreement, each Company common share was converted into the right to receive cash of $437 and 85 common shares of IBAH, Inc. The common shares of the Company held in treasury were canceled.

                          IBAH, INC. AND SUBSIDIARIES

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (Unaudited)

The accompanying Pro Forma Combined Balance Sheet as of September 30, 1996, and the Pro Forma Combined Statements of Operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995, give effect to (i) the acquisition by IBAH, Inc. ("IBAH" or "the Company") of Resource Biometrics, Inc. ("RBI"); and (ii) the acquisition by IBAH of HGB, Inc., doing business as The Hardardt Group ("THG"), as if these transaction had occurred in the case of the Pro forma Combined Balance Sheet, as of September 30, 1996 for THG and as of July 18, 1996 for RBI, or in the case of the Pro Forma Combined Statements of Operations, as of December 31, 1994.

The Pro Forma Combined Financial Statements have been prepared by management and should be read in conjunction with the historical financial statements of IBAH (as included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report filed on Form 10-Q for the nine months ended September 30, 1996) and THG (as included herewith). The historical financial statements of RBI are not presented herewith due to materiality. The Pro Forma Combined Financial Statements are based on certain assumptions and preliminary estimates which are subject to change. These statements do not purport to be indicative of the financial position or results of operations that might have occurred, nor are they indicative of future results.

                          IBAH, INC. AND SUBSIDIARIES
                       PRO FORMA COMBINED BALANCE SHEETS
                              SEPTEMBER 30, 1996
                                  (Unaudited)
                   (In thousands, except share information)

                                                                                THG Acquisition
                                                                       -----------------------------------
                ASSETS                                 IBAH                THG             Pro Forma                  Combined
                ------                              Historical         Historical         Adjustments                Pro Forma
                                                   ------------       ------------       -------------              -----------
                                                     (Note 1)           (Note 1)           (Note 3)
 CURRENT ASSETS:
   Cash and cash equivalents                      $     14,198        $     2,033         $  (14,000)  (E)          $    1,056
                                                                                              (1,175)  (F)
   Short-term investments                                4,954                 64                  -                     5,018
   Accounts receivable                                  24,823              4,010                  -                    28,833
   Prepaid expenses and other                              887                 11                 56   (G)                 954
                                                  -------------       ------------        -----------               -----------

             Total current assets                       44,862              6,118            (15,119)                   35,861

 PROPERTY AND EQUIPMENT, net                             7,263                284                  -                     7,547

 GOODWILL, net                                           4,890                  -             29,747   (H)              34,637

 OTHER ASSETS                                              381                208                  -                       589
                                                  -------------       ------------         ----------                ----------

                                                  $     57,396        $     6,610          $  14,628                 $  78,634
                                                  =============       ============         ==========                ==========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

 CURRENT LIABILITIES:
   Current portion of long-term debt              $      1,274        $       142          $       -                 $   1,416
   Accounts payable                                      1,937                933                  -                     2,870
   Accrued expenses                                      5,924                244                  -                     6,168
   Payable to independent investigators                  2,175                  -                  -                     2,175
   Deferred revenue                                     11,575              4,124                  -                    15,699
                                                  -------------       ------------         ----------               -----------

             Total current liabilities                  22,885              5,443                  -                    28,328
                                                  -------------       ------------         ----------               -----------

 DEFERRED RENT                                             613                  -                  -                       613
                                                  -------------       ------------         ----------               -----------

 DEFERRED INCOME TAXES                                       -                  -                190   (G)                 190
                                                  -------------       ------------         ----------               -----------

 LONG-TERM DEBT                                          2,040                167                  -                     2,207
                                                  -------------       ------------         ----------               -----------

 COMMITMENTS AND CONTINGENCIES

 STOCKHOLDERS' EQUITY
   Preferred stock (IBAH pro forma), $.01
     par value, 2,000,000 shares authorized,
     749,665 shares issued and outstanding                   7                  -                  -                         7
   Common stock (IBAH pro forma), $.01
     par value, 50,000,000 shares authorized,
     21,315,031 shares issued and outstanding              186                 10                 17   (I)                 213
   Additional paid-in capital                           57,483                                14,421   (I)              72,894
                                                                                                 992   (J)
                                                                                                  (2)  (K)
   Retained earnings (accumulated deficit)             (25,823)               992               (992)  (J)             (25,823)
   Cumulative translation adjustment                         5                  -                  -                         5
   Treasury stock                                                              (2)                 2   (K)                   -
                                                  -------------       ------------         ----------                ----------

             Total stockholders' equity                 31,858              1,000             14,438                    47,296
                                                  -------------       ------------         ----------                ----------
                                                  $     57,396        $     6,610          $  14,628                 $  78,634
                                                  =============       ============         ==========                ==========

        The accompanying notes are an integral part of these statements

                          IBAH, INC. AND SUBSIDIARIES
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (Unaudited)
                   (In thousands, except share information)

                                                                                 RBI Acquisition
                                                                                -----------------
                                                              IBAH               RBI           Pro Forma            IBAH
                                                           Historical        Historical       Adjustments         Pro Forma
                                                       -----------------  ----------------  ---------------    ----------------
                                                            (Note 1)       (Notes 1 and 2)          (Note 2)
REVENUES                                                  $   55,984         $       946       $        -        $    56,930
  Less- Independent investigators' costs                      14,302                   -                -             14,302
                                                       -----------------  ----------------  ---------------    ----------------

     Net revenues                                             41,682                 946                -             42,628
                                                       -----------------  ----------------  ---------------    ----------------
OPERATING EXPENSES:
  Direct                                                      21,404                 288                -             21,692
  Selling, general and administrative                         20,117                 792              (82) (A)        20,889
                                                                                                       55  (B)
                                                                                                       17  (C)
  Non-recurring item - Acquired
    research and development                                     510                   -             (510) (D)             -
                                                       -----------------  ----------------  ---------------    ----------------

     Total operating expenses                                 42,031               1,080             (520)            42,591
                                                       -----------------  ----------------  ---------------    ----------------

     Operating  income (loss)                                   (349)               (134)             520                 37

INTEREST INCOME (EXPENSE), net                                   299                 (16)               -                283
                                                       -----------------  ----------------  ---------------    ----------------

  Income (loss) before income taxes                              (50)               (150)             520                320

INCOME TAXES                                                       -                   -                -                  -
                                                       -----------------  ----------------  ---------------    ----------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                  $      (50)        $      (150)      $      520        $       320
                                                       =================  ================  ===============    ================

LOSS PER COMMON SHARE                                     $        -
                                                       =================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                               17,031,000
                                                       ==================


                                                              THG Acquisition
                                                       ----------------------------
                                                             THG              Pro Forma          Combined
                                                          Historical         Adjustments         Pro Forma
                                                       -----------------  ----------------   ---------------
                                                           (Note 1)           (Note 3)
REVENUES                                                  $   15,806         $       (33) (L)  $   72,703
  Less- Independent investigators' costs                       5,229                   -           19,531
                                                       -----------------  ----------------   ---------------

     Net revenues                                             10,577                 (33)          53,172
                                                       -----------------  ----------------   ---------------
OPERATING EXPENSES:
  Direct                                                       5,365                 (33) (L)      27,024
  Selling, general and administrative                          3,297               1,116  (M)      25,214
                                                                                     (98) (N)
  Non-recurring item - Acquired
    research and development                                       -                   -                -
                                                       -----------------  ----------------   ---------------

     Total operating expenses                                  8,662                 985           52,238
                                                       -----------------  ----------------   ---------------

     Operating  income (loss)                                  1,915              (1,018)             934

INTEREST INCOME (EXPENSE), net                                    41                (757) (O)        (433)
                                                       -----------------  ----------------   ---------------

  Income (loss) before income taxes                            1,956              (1,775)             501

INCOME TAXES                                                      67                 118  (P)         185
                                                       -----------------  ----------------   ---------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                  $    1,889         $    (1,893)      $      316
                                                       =================  ================   ===============

LOSS PER COMMON SHARE                                                                          $     0.01
                                                                                             ===============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                                                    26,790,000
                                                                                             ===============


       The accompanying notes are an integral part of these statements.

                          IBAH, INC. AND SUBSIDIARIES
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (Unaudited)
                   (In thousands, except share information)


                                                                      RBI Acquisition
                                              --------------------------------------------------
                                                IBAH               RBI             Pro Forma              IBAH
                                             Historical         Historical        Adjustments           Pro Forma
                                            -------------      -----------        -----------         -----------
                                               (Note 1)          (Note 1)           (Note 2)
 REVENUES                                      $   56,985        $   1,581        $         -          $   58,566
   Less- Independent investigators' costs          12,214                -                  -              12,214
                                            -------------      -----------        -----------         -----------
        Net revenues                               44,771            1,581                  -              46,352
                                            -------------     ------------        -----------         -----------
 OPERATING EXPENSES:
   Direct                                          26,304              726                  -              27,030
   Selling, general and administrative             21,369              890                102(B)           22,393
                                                                                           32(C)
                                            -------------     ------------        -----------         -----------

        Total operating expenses                   47,673            1,616                134              49,423
                                            -------------     ------------        -----------         -----------

        Operating income (loss)                    (2,902)             (35)              (134)             (3,071)

 INTEREST INCOME (EXPENSE), net                      (111)             (22)                 -                (133)
                                            -------------     ------------        -----------         -----------

      Income (loss) before income taxes            (3,013)             (57)              (134)             (3,204)

 INCOME TAXES                                           -                -                  -                   -
                                            -------------     ------------        -----------         -----------

 INCOME (LOSS) FROM CONTINUING OPERATIONS      $   (3,013)       $     (57)       $      (134)         $   (3,204)
                                            =============     ============        ===========         ===========


 LOSS PER COMMON SHARE                         $    (0.21)
                                            =============

 WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING                14,276,000
                                            =============


                                                                    THG Acquisition
                                                  ----------------------------------------------------
                                                       THG           Pro Forma        Combined
                                                    Historical      Adjustments       Pro Forma
                                                  ------------     ------------     --------------
                                                    (Note 1)         (Note 3)

REVENUES                                            $    16,016      $        -        $    74,582
     Less- Independent investigators' costs               4,264               -             16,478
                                                  -------------    ------------     --------------

            Net revenues                                 11,752               -             58,104
                                                  -------------    ------------     --------------
OPERATING EXPENSES:

     Direct                                               6,272               -             33,302
     Selling, general and administrative                  4,326           1,487 (M)         27,477
                                                                           (729)(N)
                                                  -------------      ----------     --------------

            Total operating expenses                     10,598             758             60,779
                                                  -------------      ----------     --------------

            Operating income (loss)                       1,154            (758)            (2,675)

INTEREST INCOME (EXPENSE), net                               57          (1,256)(O)         (1,332)
                                                  -------------      ----------     --------------

     Income (loss) before income taxes                    1,211          (2,014)            (4,007)

INCOME TAXES                                                 52             123 (P)            175
                                                  -------------      ----------     --------------

INCOME (LOSS) FROM CONTINUING OPERATIONS            $     1,159      $   (2,137)       $    (4,182)
                                                  =============      ==========     ==============


LOSS PER COMMON SHARE                                                                  $     (0.24)
                                                                                    ==============

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                                                          17,346,000
                                                                                    ==============

The accompanying notes are an integral part of these statements.

                          IBAH, INC. AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


1.  HISTORICAL:

The historical balances represent the financial position and results of operation for each company and were derived from the respective financial
statements for the indicated period, with the following exceptions.   No
separate RBI historical balance sheet as of September 30, 1996 is presented as the financial position of RBI (see Note 2) is already consolidated in the IBAH historical balance sheet as of that date. Also, the RBI historical statement of operations for the nine months ended September 30, 1996 only includes the period from January 1, 1996 through July 17, 1996, as the results of RBI's operations since the July 18, 1996 acquisition date are included in the IBAH historical statement of operations for the nine-month period. The IBAH historical statement of operations for the year ended December 31, 1995 does not include a $1,546,000 loss from discontinued operations.

The unaudited THG balance sheet and statement of operations have been prepared on a basis consistent with the THG audited financial statements included elsewhere in this Filing. The unaudited IBAH balance sheet and statements of operations and the unaudited RBI statements of operations have been prepared on a basis consistent with the IBAH audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. In the opinion of management, these historical financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition and results of operation for the period presented.

2.  ACQUISITION OF RESOURCE BIOMETRICS, INC. ("RBI"):

On July 18, 1996, the Company purchased all of the outstanding shares of stock of RBI for an initial consideration of 350,000 shares of the Company's common stock. RBI is a provider of software products and data services to the pharmaceutical, biotechnology and medical device industries. RBI's software tools are used to increase the efficiency of data clean-up, database consolidation, data analysis and reporting. The acquisition was recorded using the purchase method of accounting. The total purchase price of $2,463,000 including estimated transaction costs of $174,000, was allocated to the fair value of the assets acquired and liabilities assumed. The $2,718,000 excess of purchase price over book value on the acquisition date was allocated based on an independent appraisal as follows: (1) $510,000 to acquired research and development, which has been charged to the statement of operation as a non-recurring item; (2) $160,000 to software technology being amortized over 5 years; and (3) $2,048,000 to goodwill being amortized over 20 years.

Additional consideration may be payable to the former shareholders of RBI in the form of cash or shares of the Company's common stock. This additional consideration is contingent on RBI exceeding certain earnings levels related to software products, as defined in the acquisition agreement during the years ended December 31, 1997 through 1999. Any payments made under this contingency will be accounted for as additional purchase price when paid.

As indicated in Note 1, RBI's financial position and results of operations since the acquisition date have been included in IBAH's historical balance sheet as of September 30, 1996 and historical statement of operations for the nine months ended September 30, 1996, respectively. The RBI historical statement of operations included in the Pro Forma Combined Statement of Operations for the nine months ended September 30, 1996 only includes the period from January 1, 1996 through July 17, 1996.

The following pro forma adjustments are reflected as if the acquisition of RBI had occurred as of December 31, 1994 in the case of the Pro Forma Combined Statement of Operations:

  (A) Elimination of non-recurring transaction costs associated with the acquisition recorded on the books of RBI.

  (B) Amortization of goodwill on a straight-line basis over 20 years.

  (C) Amortization of capitalized software technology on a straight-line basis over 5 years.

  (D) Elimination of non-recurring acquired research and development charge related to RBI purchase accounting.

3. ACQUISITION OF HGB, INC., DOING BUSINESS AS THE HARDARDT GROUP ("THG"):

On October 1, 1996, the Company purchased all of the outstanding shares of stock of THG for $14 million in cash and 2,719,999 shares of the Company's common stock. The former stockholders of THG are restricted from selling their IBAH common stock for a six month period. THG is a provider of clinical trials management and clinical monitoring services to the pharmaceutical, biotechnology and medical device industries. THG provides these services predominantly in the
U. S. This acquisition will be recorded under the purchase method of accounting. The total purchase price of approximately $30,613,000, including estimated transaction costs of $1,175,000, will be allocated to the fair value of assets acquired and liabilities assumed. It is anticipated that the book value of THG's assets and liabilities will approximate their fair value. The $29,747,000 excess of purchase price over book value on the acquisition date will be allocated to goodwill, and will be amortized on a straight-line basis over 20 years. The goodwill amortization period is based upon preliminary estimates by management and is subject to change. Management is in the process of evaluating the goodwill life.

The following pro forma adjustments are reflected as if the acquisition of THG had occurred as of September 30, 1996 in the case of the Pro Forma Combined Balance Sheet, or as of December 31, 1994 in the case of the Pro Form Combined Statements of Operations:

  Pro Forma Combined Balance Sheet

  (E) Payment of cash portion of purchase price.

  (F) Payment of estimated transaction costs.

  (G) Deferred state income taxes required as a result of the termination of THG's S Corporation status (see Note 4).

  (H) Portion of purchase price allocated to goodwill.

  (I) Issuance of 2,719,999 shares of IBAH common stock to THG stockholders and related adjustment to additional paid-in capital.

  (J) Elimination of THG's retained earnings due to the application of purchase accounting.

  (K) Cancellation of 2,000 shares of THG common stock held in treasury.


  Pro Forma Combined Statements of Operations

  (L) Elimination of intercompany revenues and direct expenses between IBAH and THG.

  (M) Amortization of goodwill on a straight-line basis over 20 years.

  (N) Adjustment to reflect officer's compensation of THG based upon employment agreements entered into upon the closing of the acquisition.

  (O) Adjustment to reflect increased interest expense/reduced interest income related to the cash portion of the purchase price.

  (P) Adjustment of income tax provision for combined operating results (see
      Note 4).

4. INCOME TAXES:

The Pro Forma Combined Statements of Operations do not reflect tax benefits for the historical losses of IBAH and RBI as the realization of such benefits is uncertain.

Upon the acquisition of THG on October 1, 1996, THG became a C Corporation as its S Corporation status was terminated. As a C Corporation, THG is liable for Federal and state income taxes. The need for any current and/or deferred Federal income tax provisions or liabilities is eliminated due to IBAH's net operating loss carryforward. However, the accompanying Pro Forma Financial Statements have been adjusted to reflect the appropriate state income tax provisions and deferred liabilities.

5. PRO FORMA NET INCOME (LOSS) PER SHARE:

The shares used in computing pro forma net income (loss) per share assumes (i) the acquisition of RBI by IBAH and (ii) the acquisition of THG by IBAH had occurred as of the beginning of each period presented. The loss per share calculations do not include the effect of outstanding stock options, warrants or convertible preferred stock as their inclusion would be antidilutive.